Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of GlycoGenesys, Inc. (the “Company”), hereby certifies, to his knowledge, that:

(1)	the Company’s quarterly report on Form 10-Q for the Three Months Ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Dated: August 19, 2003

By:	/s/ John W. Burns	By:	/s/ Bradley J Carver
Name:	John W. Burns	Name:	Bradley J Carver
Title:	SVP, CFO Secretary	Title:	CEO President

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to GlycoGenesys, Inc. and will be retained by GlycoGenesys, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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